                                  Exhibit 99.1

NEWS RELEASE


                       [WORTHINGTON INDUSTRIES LETTERHEAD]


FOR IMMEDIATE RELEASE


      WORTHINGTON INDUSTRIES REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS
                      Quarterly and Annual Sales Set Record
                             Annual Net Earnings Up

COLUMBUS, OHIO, JUNE 18, 2003 - Worthington Industries, Inc. (NYSE: WOR) today reported results for the three and twelve-month periods ended May 31, 2003. For the quarter, sales were a record $589.9 million, an increase of 14% from $519.3 million last year. For the year, record sales of $2,219.9 million represent a 27% increase from $1,745.0 million last year.

Fiscal 2003 net earnings were $75.2 million, or $0.87 per diluted share, compared to fiscal 2002 earnings of $6.5 million, or $0.08 per diluted share. Both fiscal years included charges which are described below.

         Fiscal 2002 results included the impact of a $64.6 million plant consolidation restructuring charge and a $21.2 million reserve for the impairment of certain assets. Together, these charges negatively impacted reported earnings per share by $0.63.

         Fiscal 2003 results were impacted by nearly offsetting items recorded in the second quarter. A favorable adjustment of $5.6 million was made to the fiscal 2002 plant consolidation restructuring charge, offset by a $5.4 million charge for potential liabilities relating to certain workers' compensation claims of Buckeye Steel Castings for the period prior to its sale by Worthington in fiscal 1999, when a Worthington guarantee was in place. Together, these charges had an immaterial impact on reported earnings per share.

Excluding the charges in both fiscal years which are described above, earnings for fiscal 2003 were $75.0 million, or $0.87 per diluted share, compared to fiscal 2002 earnings of $61.0 million, or $0.71 per diluted share, an increase of 23%.

Fourth quarter net earnings were $15.6 million and earnings per diluted share were $0.18, compared to earnings of $26.8 million, or $0.31 per diluted share, for the same period last year. The decrease in earnings and diluted earnings per share was 42%.


                                     -more-



Worthington Industries, Inc.

June 18, 2003
2-2-2

"We are very pleased that despite ongoing weakness in the economy and the manufacturing sector, including two of our largest markets, automotive and commercial construction, we were able to report increased earnings for the year. Regardless of market conditions, Worthington continues to deliver an unbroken record of profitability and dividend payments while investing for the future," said John P. McConnell, Chairman and CEO of Worthington Industries.

Within the Processed Steel Products segment, quarterly net sales increased 6%, or $21.2 million, to $349.9 million from $328.8 million in the comparable quarter of fiscal 2002. The increase in net sales was largely due to higher pricing as direct volumes were relatively flat and tolling volumes were down compared to last year. However, the significant increase in raw material costs, relative to last year's fourth quarter, resulted in a sizeable decline in the spread between selling prices and material costs and in operating margin.

Within the Metal Framing segment, net sales increased 70%, or $57.2 million, to $139.5 million from $82.2 million in the comparable quarter of fiscal 2002. The increase in metal framing sales was due to both the Unimast acquisition and higher selling prices. The combined entity of Dietrich Metal Framing and Unimast has maintained and, in some geographic markets, increased market share, outperforming pre-acquisition market share expectations. Even so, weakness in the commercial construction market has resulted in a 20% decline in the combined tons shipped compared to the fourth quarter last year (prior to the acquisition). The volume decline, coupled with higher material costs and new venture costs, led to nominal operating profitability.

Within the Pressure Cylinders segment, net sales declined 8%, or $8.0 million, to $96.5 million from $104.5 million in the comparable quarter of fiscal 2002. Stronger international activity and refrigerant sales helped offset the anticipated decline in propane cylinder sales from last year's record levels which were driven by regulatory requirements. Despite the decline in net sales, the segment operating margin was strong.

Worthington's joint ventures also contributed positively to fourth quarter results. Equity in net income of five unconsolidated affiliates totaled $7.5 million, in line with the year ago quarter.

Worthington will review its fourth quarter and year end results during its quarterly conference call today, June 18, 2003, at 1:30 p.m. Eastern Daylight Time. Details on the conference call can be found on the company's web site at www.worthingtonindustries.com.

Worthington Industries is a leading diversified metal processing company with annual sales of approximately $2 billion. The Columbus, Ohio, based company is North America's premier value-added steel processor and a leader in manufactured metal products such as

                                     -more-

Worthington Industries, Inc.
June 18, 2003
3-3-3

automotive aftermarket stampings, pressure cylinders, metal framing, metal ceiling grid systems and laser welded blanks. Worthington employs more than 8,000 people and operates 61 facilities in 10 countries.

Founded in 1955, the company operates under a long-standing corporate philosophy rooted in the golden rule, with earning money for its shareholders as the first corporate goal. This philosophy, an unwavering commitment to the customer, and one of the strongest employee/employer partnerships in American industry serve as the company's foundation.


                              Safe Harbor Statement


The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 ("the Act"). Statements by the company relating to future sales and operating results; projected capacity levels; anticipated capital expenditures; projected timing, results, costs, charges and expenditures related to plant closures and consolidations; and other non-historical information constitute "forward-looking statements" within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, product demand, changes in product mix and market acceptance of products; changes in pricing or availability of raw materials, particularly steel; effects of plant closures and the consolidation of operations; capacity restraints and efficiencies; conditions in major product markets; delays in construction or equipment supply; financial difficulties of customers, suppliers and others with whom we do business; the effect of national, regional and worldwide economic conditions; risks associated with doing business internationally, including economic, political and social instability, and foreign currency exposure; acts of war and terrorist activities; the ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; the business environment and impact of governmental regulations, both in the United States and abroad; and other risks described from time to time in filings with the SEC.



                                       ###

                          WORTHINGTON INDUSTRIES, INC.
                               EARNINGS HIGHLIGHTS
                        (In Thousands, Except Per Share)

                                                   Three Months Ended         Twelve Months Ended
                                                        May 31,                       May 31,
                                              --------------------------    --------------------------
                                                  2003           2002           2003           2002
                                              -----------    -----------    -----------    -----------
                                              (Unaudited)    (Unaudited)    (Unaudited)     (Audited)
Net sales:
     Processed Steel Products                 $   349,916    $   328,751    $ 1,343,397    $ 1,132,697
     Metal Framing                                139,450         82,242        539,358        305,994
     Pressure Cylinders                            96,466        104,454        321,790        292,829
     Other                                          4,114          3,837         15,346         13,441
                                              -----------    -----------    -----------    -----------
        Total net sales                           589,946        519,284      2,219,891      1,744,961

Cost of goods sold                                522,322        426,652      1,916,990      1,480,184
                                              -----------    -----------    -----------    -----------
        Gross margin                               67,624         92,632        302,901        264,777

Selling, general & administrative expense          42,884         50,518        182,692        165,885
Restructuring adjustment                                -              -         (5,622)        64,575
                                              -----------    -----------    -----------    -----------

Operating income:
     Processed Steel Products                      17,687         26,929         80,998         13,610
     Metal Framing                                    253          9,819         22,537         19,139
     Pressure Cylinders                            11,257         12,466         32,273         11,020
     Other                                         (4,457)        (7,100)        (9,977)        (9,452)
                                              -----------    -----------    -----------    -----------
        Total operating income                     24,740         42,114        125,831         34,317

Other income (expense):
     Miscellaneous expense                         (1,604)        (1,979)        (7,240)        (3,224)
     Nonrecurring losses                                -              -         (5,400)       (21,223)
     Interest expense                              (6,006)        (5,740)       (24,766)       (22,740)
     Equity in net income of unconsolidated
       affiliates                                   7,461          7,745         29,973         23,110
                                              -----------    -----------    -----------    -----------
        Earnings before taxes                      24,591         42,140        118,398         10,240
Income tax expense                                  8,976         15,381         43,215          3,738
                                              -----------    -----------    -----------    -----------

        Net earnings                          $    15,615    $    26,759    $    75,183    $     6,502
                                              ===========    ===========    ===========    ===========


Average common shares outstanding - diluted        86,285         86,155         86,537         85,929
                                              -----------    -----------    -----------    -----------

        Earnings per share - diluted          $      0.18    $      0.31    $      0.87    $      0.08
                                              ===========    ===========    ===========    ===========


Common shares outstanding at end of period         85,949         85,512         85,949         85,512

Cash dividends declared per common share      $      0.16    $      0.16    $      0.64    $      0.64

                          WORTHINGTON INDUSTRIES, INC.
                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                               May 31,      May 31,
                                                                2003         2002
                                                             ----------   ----------
                                                             (Unaudited)   (Audited)
                                     ASSETS

Current assets
     Cash and cash equivalents                               $    1,139   $      496
     Accounts receivable, net                                   169,967      197,240
     Inventories                                                268,983      219,950
     Income taxes receivable                                     11,304            -
     Deferred income taxes                                       20,783       43,538
     Other current assets                                        34,070       29,116
                                                             ----------   ----------

        Total current assets                                    506,246      490,340

Investments in unconsolidated affiliates                         81,221       91,759
Goodwill                                                        116,781       75,400
Other assets                                                     30,777       33,219
Property, plant and equipment, net                              743,044      766,596
                                                             ----------   ----------

        Total assets                                         $1,478,069   $1,457,314
                                                             ==========   ==========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
     Accounts payable                                        $  222,987   $  233,181
     Notes payable                                                1,145        5,281
     Current maturities of long-term debt                         1,194        1,082
     Other current liabilities                                   92,845       99,807
                                                             ----------   ----------

        Total current liabilities                               318,171      339,351

Other liabilities                                                90,471       73,731
Long-term debt                                                  289,689      289,250
Deferred income taxes                                           143,444      148,726

Shareholders' equity                                            636,294      606,256
                                                             ----------   ----------

        Total liabilities and shareholders' equity           $1,478,069   $1,457,314
                                                             ==========   ==========

                          WORTHINGTON INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                      Twelve Months Ended
                                                            May 31,
                                                     ----------------------
                                                       2003          2002
                                                     ---------    ---------
                                                    (Unaudited)   (Audited)
OPERATING ACTIVITIES
  Net earnings                                       $  75,183    $   6,502
  Adjustments to reconcile net earnings to
   net cash provided by operating activities:
      Depreciation and amortization                     69,419       68,887
      Restructuring adjustment                          (5,622)      64,575
      Nonrecurring losses                                5,400       21,223
      Other adjustments                                 41,326      (19,634)
      Changes in current assets and liabilities         (4,985)      (6,296)
                                                     ---------    ---------
      Net cash provided by operating activities        180,721      135,257

INVESTING ACTIVITIES
  Investment in property, plant and equipment, net     (24,970)     (39,100)
  Acquisitions, net of cash acquired                  (114,703)           -
  Investment in equity affiliates                            -      (21,000)
  Proceeds from sale of assets                          27,814       10,459
                                                     ---------    ---------
      Net cash used by investing activities           (111,859)     (49,641)

FINANCING ACTIVITIES
  Payments on short-term borrowings                     (7,340)      (8,513)
  Proceeds from long-term debt                             735            -
  Principal payments on long-term debt                  (6,883)     (20,872)
  Dividends paid                                       (54,869)     (54,655)
  Other                                                    138       (1,274)
                                                     ---------    ---------
      Net cash used by financing activities            (68,219)     (85,314)
                                                     ---------    ---------

Increase in cash and cash equivalents                      643          302
Cash and cash equivalents at beginning of period           496          194
                                                     ---------    ---------

Cash and cash equivalents at end of period           $   1,139    $     496
                                                     =========    =========

                          WORTHINGTON INDUSTRIES, INC.
                                SUPPLEMENTAL DATA
                                 (In Thousands)

I. The information in the table is being provided to assist in the analysis of the results of operations and is based on the best information available to management.

                                                      Three Months Ended      Twelve Months Ended
                                                            May 31,                 May 31,
                                                     --------------------    ---------------------
                                                       2003        2002        2003         2002
                                                     --------    --------    --------     --------
                                                   (Unaudited) (Unaudited)  (Unaudited) (Unaudited)
Processed Steel Products
  Tons shipped
    Direct                                                621         605       2,311        2,053
    Toll                                                  348         464       1,580        1,674
  Net sales
    Direct                                           $332,974    $308,049  $1,265,767   $1,059,522
    Toll                                             $ 16,942    $ 20,702  $   77,630   $   73,175
  Material cost
    Direct                                           $239,218    $192,193  $  883,532   $  658,824
    Toll                                                  n/a         n/a         n/a          n/a

Metal Framing
  Tons shipped                                            187         140         694          532
  Net sales                                          $139,450    $ 82,242  $  539,358   $  305,994
  Material cost                                      $ 90,031    $ 37,335  $  315,472   $  153,811

Pressure Cylinders
  Units shipped                                         4,895       5,701      15,235       14,280
  Net sales                                          $ 96,466    $104,454  $  321,790   $  292,829
  Material cost                                      $ 43,409    $ 47,950  $  142,008   $  130,855


  n/a - not applicable

II. The following provides detail of the restructuring adjustments by segment.

                                                      Three Months Ended      Twelve Months Ended
                                                            May 31,                 May 31,
                                                     --------------------    ---------------------
                                                       2003        2002        2003         2002
                                                     --------    --------    --------     --------
                                                   (Unaudited) (Unaudited) (Unaudited)  (Unaudited)
Pre-tax restructuring adjustment by segment
  Processed Steel Products                           $           $      -    $ (8,717)    $ 52,126
  Metal Framing                                             -           -       1,574          910
  Pressure Cylinders                                        -           -       1,420       10,666
  Other                                                     -           -         101          873
                                                     --------    --------    --------     --------

Total restructuring adjustments                      $      -    $      -    $ (5,622)    $ 64,575
                                                     ========    ========    ========     ========


III. The following reconciles reported net earnings excluding restructuring adjustments and nonrecurring losses. Management believes that earnings excluding these charges provides a better comparison of operating results.

                                                      Three Months Ended      Twelve Months Ended
                                                           May 31,                  May 31,
                                                     --------------------    ---------------------
                                                       2003        2002        2003         2002
                                                     --------    --------    --------     --------
                                                   (Unaudited) (Unaudited) (Unaudited)   (Unaudited)

Net earnings                                         $ 15,615    $ 26,759    $ 75,183     $  6,502
  Add back:  restructuring adjustments, net of tax          -           -      (3,570)      41,005
  Add back:  nonrecurring losses, net of tax                -           -       3,429       13,477
                                                     --------    --------    --------     --------

Net earnings excluding restructuring adjustments
  and nonrecurring losses                            $ 15,615    $ 26,759    $ 75,042     $ 60,984
                                                     ========    ========    ========     ========
